                                                                       Exhibit 4


     THE OPTION GRANTED UNDER THIS SHAREHOLDER OPTION AGREEMENT AND ANY SHARES OF COMMON STOCK WHICH MAY BE ISSUED UPON THE EXERCISE OF SUCH OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.


                          SHAREHOLDER OPTION AGREEMENT

     SHAREHOLDER OPTION AGREEMENT, dated as of July 17, 1997 (this "Agreement") among RAYMOND L. GELLEIN, JR., as trustee of the Raymond L. Gellein, Jr. Revocable Trust (the "Gellein Trust"), JEFFREY A. ADLER, as trustee of the Jeffrey A. Adler Trust (the "Adler Trust"), RAYMOND L. GELLEIN, JR., as the trustee of the JGG Holdings Trust (the "J. Gellein Trust;" each of the foregoing trusts is also sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders"), and ALAIN J.A. GRANGE ("Grantee"). (Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Section 5 hereof.)


                              W I T N E S S E T H:

     WHEREAS, the Shareholders have agreed collectively to grant to Grantee options to purchase an aggregate of 40,000 shares of Common Stock owned by the Shareholders upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of $10 and the mutual agreements contained herein and certain other agreements being concurrently executed by Vistana, Inc., a Florida corporation (the "Company"), and Grantee, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   The Option.

     1.1 Grant of Option. Upon the terms and subject to the conditions contained herein, each Shareholder hereby grants to Grantee the right and option (the "Option") to purchase from such Shareholder the number of shares of Common Stock set forth on attached Schedule A (the "Option Shares"). The Option may be exercised at any time during the Term (as hereinafter defined) in whole or from time to time in part, provided that if the Option is exercised in part, Grantee shall be obligated to purchase a pro rata portion of the Option Shares held by each Shareholder, and each Shareholder shall be obligated to sell to Grantee its pro rata share of the Option Shares subject to such exercise. The Option shall be exercisable with respect to full shares of Common Stock only.

     1.2 Vesting of Option. Grantee may not exercise the Option until it has become vested. The Option shall vest, if at all, in its entirety upon the earliest to occur of the following events (the "Vesting Date"):

          (a) the date of the death or Permanent Disability of Grantee;

          (b) the date upon which the Company terminates Grantee's employment by the Company for any reason;

          (c) the date upon which Grantee terminates Grantee's employment by the Company as a result of a Voluntary Termination for Good Reason;

          (d) the date upon which a Change in Control is consummated; and

          (e)  February 10, 2001;

provided, however, that if prior to February 10, 2001, Grantee terminates Grantee's employment by the Company for any reason, the Option shall be forfeited by Grantee, and this Agreement shall immediately thereafter cease to have any force or effect.

     1.3 Term of Option. Grantee may exercise the Option from and after the Vesting Date until the earliest to occur of the following events (the "Term"):

          (a) two years after the date of the death or Permanent Disability of Grantee;

          (b) two years after the date upon which the Company terminates Grantee's employment by the Company other than for Cause;

          (c) 30 days after the date upon which the Company terminates Grantee's employment by the Company for Cause;

          (d) two years after the date upon which Grantee effects a Voluntary Termination of Grantee's employment by the Company; and

          (e) the tenth anniversary of the date hereof.

     1.4 Exercise Price. The exercise price (the "Exercise Price") for each Option Share shall be $12 per share, subject to adjustment as provided in
Section 1.7.

     1.5 Procedure for Exercise. In the event Grantee desires to exercise the Option, whether in whole or in part, Grantee shall deliver concurrent written notices to each Shareholder (a) setting forth Grantee's desire to exercise the Option, (b) specifying the number of shares of Common Stock to be purchased from each Shareholder and (c) designating a date upon which Grantee desires to consummate the exercise of the Option, which date shall not be less than 3 nor more than 10 days after the delivery of such notice (the later of such date and the date upon which all Federal and State securities laws relating to the issuance and sale of the Option Shares and any applicable listing requirements of any national securities exchange or other market system have been complied with is referred to as an "Option Closing Date"). The Shareholders may require the Grantee, or other person exercising the Option in accordance with the provisions of Section 1.8, to furnish or execute such other documents as the Shareholders or their counsel shall deem reasonably necessary to evidence such exercise or to comply with or satisfy the requirements of the Securities Act or any other applicable law.

     1.6  Consummation of Exercise.

          (a)  On each Option Closing Date,

               (i) Grantee shall deliver to each Shareholder the Exercise Price for the Option Shares to be purchased from such Shareholder by wire transfer of immediately available funds or by delivery of a certified or cashier's check payable to the order of such Shareholder; and

               (ii) Each Shareholder shall deliver to Grantee one or more certificates evidencing the Option Shares to be purchased hereunder at such closing, together with a duly executed stock power transferring such Option Shares to Grantee on the books and records of the Company.

          (b) Notwithstanding the foregoing, if: (i) the Common Stock is readily tradeable on a national securities exchange or other market system at the time the Option is exercised in whole or in part and (ii) the relevant Option Shares have been or will, pursuant to the Registration Rights Agreement or otherwise, be duly registered under the Securities Act and any applicable State securities laws, or exempt from registration thereunder, and any applicable listing requirements of any national securities exchange or other market system have been or will, pursuant to the Registration Rights Agreement or otherwise, be complied with, in each case, as reasonably determined by counsel for the Shareholders, payment may also be made by delivery of the written notice described in Section 1.5, together with a copy of irrevocable instructions to a broker to sell the number of shares of Common Stock specified in the exercise notice and to: (x) deliver to each Shareholder the Option Price with respect to the Option Shares being purchased by Grantee from such Shareholder, (y) remit the remaining proceeds from the sale of such Option Shares, less the amount of any applicable foreign, Federal, State or local withholding taxes attributable to the transactions described herein, to Grantee, and (z) remit any amounts withheld pursuant to clause (y) to the Company. The written notice and irrevocable instructions shall be of no force or effect if counsel for the Shareholders determines that the transactions described in this paragraph will not comply with all applicable Federal and State securities laws and the applicable listing requirements of any national securities exchange or other market system.

          (c) Grantee agrees that the Company may take such actions as are necessary to comply with the wage withholding provisions of any applicable foreign, Federal, State or local income tax laws in connection with each Option exercise.

     1.7 Adjustments to Option. In the event of any merger or consolidation of the Company, any recapitalization, reorganization or sale of all or substantially all of the assets or properties of the Company or any other transaction or series of transactions (including, without limitation, stock dividends), which would have a dilutive effect upon the Option or the Option Shares, the Option, and the terms and provisions thereof, shall be adjusted in a fair and equitable manner by the Shareholders, whose determination shall be conclusive and binding on Grantee. The Shareholders shall promptly notify Grantee in writing of any such adjustments, the reason therefor and the calculation thereof.

     1.8  Option Not Transferable; No Rights As a Shareholder.
          ---------------------------------------------------

          (a) (i) Except as set forth in Section 1.8(a)(ii), the Option, or any portion thereof, may not be sold, pledged, assigned, transferred or otherwise disposed of in any manner other than by will or the laws of descent and distribution and shall not be subject to execution, attachment or similar process.

               (ii) Notwithstanding anything to the contrary contained in this
     Section 1.8, Grantee may transfer all or a portion of the Option to an Affiliate of Grantee; provided, however, that (A) the Option shall remain subject to all of the terms and conditions of this Agreement in the hands of such Affiliate, and (B) such Affiliate shall first deliver to the Shareholders a written agreement assuming and agreeing to be bound by all the terms and conditions of this Agreement and to be a "Grantee" hereunder to the extent of the portion of the Option so transferred.

               (iii) During Grantee's lifetime, the Option may only be exercised by Grantee, an Affiliate of Grantee who or which is the holder of all or a portion of the Option or by a legally authorized representative. In the event that the Option shall be exercised by a person other than Grantee, such person shall furnish to the Shareholders evidence satisfactory to them of such person's right to exercise the Option.

          (b) Neither Grantee nor any Affiliate of Grantee who or which is the holder of all or a portion of the Option shall have any rights as a shareholder of the Company until Grantee or such Affiliate shall have properly exercised the Option, in whole or in part, and certificates evidencing the appropriate number of Option Shares are properly delivered to Grantee or such Affiliate. Except as provided in Section 1.7, no adjustment shall be made hereunder for dividends or other rights for which the record date is prior to the issuance of such certificates.

     2. Representations and Warranties of Shareholders. Each of the Shareholders severally and not jointly represents and warrants to Grantee as follows:

     2.1 Authority. Each Shareholder has all necessary power and authority to execute and deliver this Agreement and to sell, assign, transfer and deliver to Grantee, pursuant to the terms and conditions of this Agreement, the Option Shares to be received by such Shareholder in connection herewith. Each Shareholder has sole voting power and sole power of disposition of such Shareholder's Option Shares, with no restrictions on such Shareholder's voting rights or rights of disposition pertaining thereto, except for restrictions imposed by applicable Federal and State securities laws and except as provided in the Shareholders' Agreement, dated February 10, 1997, among the Shareholders and the Company and the Underwriting Agreement executed by such Shareholder, among others, in connection with the Initial Public Offering. At each closing referred to in Section 1.6, each Shareholder will convey good and valid title to the relevant Option Shares owned by such Shareholder, free and clear of any and all liens, claims, pledges, security interests and other encumbrances of any kind whatsoever.

     2.2 Authorization/Enforceability. This Agreement has been duly authorized, executed and delivered by each Shareholder and constitutes a valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

     2.3 Non-Contravention. Neither the execution and delivery of this Agreement nor the performance by each Shareholder of its respective obligations hereunder will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, its trust agreement, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Shareholder is a party or by which such Shareholder or its assets (including, without limitation, Option Shares) is bound, or any statute, order, rule or regulation of any governmental authority applicable to such Shareholder or its assets.

     2.4 Consents/Approvals. No consent, approval, authorization, order, registration or qualification of or with any governmental authority or other person or entity is required in connection with the execution or delivery or, except for filings which may be required under applicable Federal and State securities laws, performance of this Agreement by each Shareholder.

     3. Representations and Warranties of Grantee. Grantee hereby represents and warrants to the Shareholders as follows:

     3.1 Capacity/Enforceability. Grantee has the legal capacity to enter into and perform Grantee's obligations under this Agreement. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and legally binding obligation of Grantee, enforceable against Grantee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

     3.2 Non-Contravention. Neither the execution and delivery of this Agreement nor the performance by Grantee of Grantee's obligations hereunder will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Grantee is a party or by which Grantee or Grantee's assets is bound, or any statute, order, rule or regulation of any governmental authority applicable to Grantee or Grantee's assets.

     3.3 Consents/Approvals. No consent, approval, authorization, order, registration or qualification of or with any governmental authority or other person or entity is required in connection with the execution or delivery or, except for filings which may be required under applicable Federal and State securities laws, performance of this Agreement by Grantee.

     3.4  Investment Intent.
          -----------------

          (a) Grantee is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and is acquiring the Option, and will acquire any Option Shares hereunder, for Grantee's own account and with no intention of distributing or selling such securities, except in accordance with applicable Federal and State securities laws. Grantee understands that neither the Option nor the Option Shares has been registered under the Securities Act by reason of their contemplated issuance in transaction(s) exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof. The reliance of the Shareholders on such exemption from registration is predicated in part on the representations and warranties of Grantee hereunder.

          (b) Grantee agrees that Grantee will not sell or otherwise dispose of the Option or any of the Option Shares unless such sale or other disposition is permitted hereunder and under the Registration Rights Agreement, has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable State securities laws.

          (c) Grantee understands that a restrictive legend consistent with the foregoing has been or will be placed on the certificates evidencing the Option Shares, and related stop transfer instructions will be noted in the transfer records of the Company and/or its transfer agent for the Common Stock.

          (d) Grantee hereby acknowledges that disposition of the Option and the Option Shares is restricted by applicable law and by the terms of this Agreement and the Registration Rights Agreement, and Grantee may, unless permitted hereunder and thereunder, be required to bear the economic risk of Grantee's investment in the Option Shares (assuming exercise of the Option) indefinitely.

     4.   Covenants.
          ---------

     4.1  Right to Compel Disposition.
          ---------------------------

          (a) Notwithstanding anything in this Agreement to the contrary, upon a proposed disposition by the Shareholders, acting as a group, of all or substantially all the shares of Common Stock beneficially owned by them (as determined in accordance with Rule 13d-3 of the Exchange Act, as amended) to one or more third party purchasers who or which are not Affiliates of any of the Shareholders (collectively, "Transferee"), by way of merger or sale, in a single transaction or a series of related transactions (other than one or more underwritten public offerings), the Shareholders shall have the right and option to deem the Option exercised (except that the Exercise Price shall not be payable other than pursuant to this paragraph) and dispose of the Option Shares on behalf of Grantee, and Grantee's Affiliates, if any, who or which hold all or a portion of the Option, to such Transferee for the same consideration per share of Common Stock and otherwise on the same terms and conditions upon which the Shareholders effect the disposition of their shares of Common Stock. Grantee, and Grantee's Affiliates, if any, who or which hold all or a portion of the Option, shall, in connection with such a disposition, be entitled to receive an amount equal to the total sales price of the Option Shares, less the sum of the Exercise Price thereof and any applicable foreign, Federal, State or local withholding taxes attributable to the transactions described in this Section 4.1(a) (it being understood that cash consideration and any other type of consideration (valued in accordance with the methodology used for the disposition as a whole) in the foregoing amounts shall be retained on a pro rata basis). Grantee agrees that the Company may take such actions as are necessary to comply with the wage withholding provisions of any applicable foreign, Federal, State or local income tax laws in connection with the above-described transactions.

          (b) In the event that the Shareholders desire to exercise their rights pursuant to Section 4.1(a), they shall deliver to Grantee, and Grantee's Affiliates, if any, who or which hold all or a portion of the Option, written notice setting forth the consideration per share of Common Stock to be paid by such Transferee and the other terms and conditions of such proposed disposition.

          (c) Promptly after the consummation of the disposition of Option Shares pursuant to this Section 4.1 (but in no event later than three business days following receipt by the Shareholders of consideration from the Transferee), the Shareholders shall (i) deliver notice thereof to Grantee, and Grantee's Affiliates, if any, who or which hold all or a portion of the Option,
(ii) remit to Grantee, and Grantee's Affiliates, if any, who or which hold all or a portion of the Option, the total sales price of the Option Shares disposed of pursuant hereto less the sum of the Exercise Price thereof and any applicable foreign, Federal, State or local withholding taxes, and (iii) furnish such other evidence of the completion and time of completion of such disposition and the terms thereof as may be reasonably requested in writing by Grantee.

          (d) If, within 120 days after the Shareholders' delivery of the notice required pursuant to Section 4.1(b), the Shareholders have not completed the disposition of all or substantially all of their shares of Common Stock and the Option Shares in accordance herewith (which period shall be extended in order to secure all approvals of regulatory bodies and similar authorities that are required to effectuate such disposition, in which case the closing shall be conducted no later than 10 business days after the receipt of all such approvals (it being understood that the parties shall use their reasonable best efforts to obtain any such approvals within the time periods contemplated hereby)), the deemed exercise described in
Section 4.1(a) shall be of no force or effect and the provisions of Sections 4.1(a) and 4.2(a) shall again apply.

          (e) Grantee agrees to execute and deliver to the Shareholders and/or the Transferee any and all documents and other instruments reasonably necessary to effect the disposition of the Option or the Option Shares pursuant to this Section.

          (f) From and after Grantee's receipt of the notice contemplated by
Section 4.1(b), Grantee may not exercise the Option unless the provisions of
Section 4.1(d) shall have become applicable.

     4.2  Right of Inclusion.
          ------------------

          (a) If (i) a Shareholder (considering the Gellein Trust and the J. Gellein Trust as a single Shareholder for purposes of this Section 4.2), which, at the time, owns an aggregate of at least 20% of the outstanding shares of Common Stock, proposes to sell more than 50% of its shares of Common Stock in a single transaction or a series of related transactions (other than one or more underwritten public offerings) to a Transferee, and (ii) the Shareholders do not elect to exercise their rights, if any, under Section 4.1, then such Shareholder shall deliver to Grantee, and Grantee's Affiliates who or which hold all or a portion of the Option, a written notice setting forth the consideration per share of Common Stock to be paid by such Transferee and the other terms and conditions of such proposed disposition. Grantee, and Grantee's Affiliates, if any, who or which hold all or a portion of the Option, shall be entitled to participate in such proposed disposition by requiring Shareholder to cause Transferee to purchase that number of Option Shares equal to the Included Shares and to receive, in connection with such proposed disposition, an amount equal to the total sales price of the Included Shares, less the sum of the Exercise Price thereof and any applicable foreign, Federal, State or local withholding taxes attributable to the transactions described in Section 4.2(a).

          (b) If Grantee, or any of Grantee's Affiliates described above, elects so to participate, Grantee and any such Affiliate shall so notify the relevant Shareholder within five business days after receipt of such Shareholder's notice. Grantee's election shall constitute a deemed exercise of the Option with respect to the Included Shares and authorization for the Shareholder to dispose of the Included Shares on behalf of Grantee and any such

Affiliate to Transferee for the same consideration per Share and otherwise on the same terms and conditions upon which the Shareholder effects the disposition of its shares of Common Stock. Grantee agrees that the Company may take such actions as are necessary to comply with the wage withholding provisions of any applicable foreign, Federal, State or local income tax laws in connection with the transactions described in this Section 4.2(a).

          (c) Promptly after the consummation of the disposition of the Included Shares pursuant to this Section 4.2 (but in no event later than three business days following receipt by the Shareholder of consideration from the Transferee), such Shareholder shall (i) deliver notice thereof to Grantee and any of such Grantee's Affiliates participating in such disposition, (ii) remit to Grantee and any of such Grantee's Affiliates participation in such disposition the total sales price of the Included Shares disposed of pursuant hereto, less the sum of the Exercise Price thereof and any applicable foreign, Federal, State or local withholding taxes (it being understood that cash consideration and any other type of consideration (valued in accordance with the methodology used for the disposition as a whole) in the foregoing amounts shall be retained on a pro rata basis), and (iii) furnish such other evidence of the completion and time of completion of such disposition and the terms thereof as may be reasonably requested in writing by Grantee.

          (d) If, within 120 days after the Shareholder's delivery of the notice required pursuant to Section 4.2(a), such Shareholder has not completed the disposition of more than 50% of its shares of Common Stock in accordance herewith (which period shall be extended in order to secure all approvals of regulatory bodies and similar authorities that are required to effectuate such disposition, in which case the closing shall be conducted no later than 10 business days after the receipt of all such approvals (it being understood that the parties shall use their reasonable best efforts to obtain any such approvals within the time periods contemplated hereby)), the deemed exercise, if any, referred to in Section 4.2(b) shall be of no force or effect and the provisions of Sections 4.1(a) and 4.2(a) shall again apply.

          (e) Grantee agrees to execute and deliver to the Shareholders and/or the Transferee any and all documents and other instruments reasonably necessary to effect the disposition of the Option or the Option Shares pursuant to this Section.

          (f) From and after Grantee's delivery of notice pursuant to Section 4.2(b), Grantee may not exercise the Option in respect of the Included Shares (other than as set forth in Section 4.2(b)) unless the provisions of Section 4.2(d) shall have become applicable.

     4.3 Legend. Until the Option Shares no longer constitute Registrable Shares (as defined in the Registration Rights Agreement), each certificate representing Option Shares shall be imprinted with substantially the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     Each certificate representing Option Shares shall also be imprinted with any other legend required pursuant to applicable State corporation or securities laws or any other agreements among the parties, including, without limitation, the Registration Rights Agreement.

     5.   Definitions.

     5.1 Certain Definitions. For purposes of this Agreement, the terms and phrases set forth below shall have the following meanings:

          "Affiliate" means, as to any person (i) any corporation, partnership, limited liability company, joint venture, trust or individual directly or indirectly through one or more intermediaries controlled by or under common control with such person, or which controls directly or indirectly through one or more intermediaries, such person (it being understood that in the case of Grantee, such an entity must be wholly-owned by Grantee and the persons in respect of Grantee, if any, described in clauses (ii) and (iii) of this definition); (ii) a trust which has as its principal income beneficiaries or remaindermen such person or any direct or indirect holder of such person, or members of the immediate family of such person or direct or indirect holder of such person; and (iii) any members of the immediate family of such person or a member of the immediate family of any direct or indirect holder of such person. For purposes of this definition, (i) no person, by virtue of his, her or its direct or indirect ownership of shares of Common Stock, shall be deemed to be an Affiliate of another person; (ii) the terms "control", "controlled" and "common control with" mean the ability, whether by the direct or indirect ownership of voting securities or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity; and (iii) the term "immediate family" means spouses, siblings and lineal descendants of a person.

          "Cause", with respect to Grantee, has the meaning ascribed thereto in the then effective employment agreement, if any, between the Company and Grantee, as the same may be amended, restated, modified or supplemented.

          "Change in Control" means the occurrence of any one of the following events:

               (i) any (A) consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/or assets of the Company shall be controlled by another corporation or (B) a recapitalization (including an exchange of Company equity securities by the holders thereof), in either case, in which any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Controlling Shareholders, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors;

               (ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company and its Affiliates;

               (iii) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, unless such plan or proposal is abandoned within 60 days following such approval; or

               (iv) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Controlling Shareholders, shall become the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors.

          "Controlling Shareholders" means the Shareholders, together with their respective Affiliates, family members, former spouses (if applicable) and trusts for the benefit of any of the foregoing.

          "Employment Agreement" means the Employment Agreement, dated as of February 10, 1997, between the Company and Grantee, as such agreement shall be amended, modified, supplemented or restated from time to time.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Good Reason" has the meaning ascribed thereto in the Employment Agreement. If Grantee does not have an effective Employment Agreement, then the term shall mean the material alteration, reduction or diminution in Grantee's duties or responsibilities or relocation from the Company's office located in Orlando, Florida, without the express written consent of Grantee, unless any of such events are substantially corrected within 30 days following written notification by Grantee to the Company that Grantee intends to effect a Voluntary Termination as a result of such event.

          "Included Shares" means a number of Option Shares held by a Shareholder equal to the product of (i) the number of Option Shares which Grantee is entitled to purchase from such Shareholder pursuant to the terms of this Agreement, multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock which the Shareholder and its Affiliates propose to dispose of in such transaction or transactions, and the denominator of which is all shares of Common Stock owned beneficially or of record by such Shareholder and its Affiliates at such time determined on a fully-diluted basis in accordance with generally accepted accounting principles.

          "Initial Public Offering" means the sale by the Company of 4,625,000 shares of Common Stock to the public pursuant to an underwritten offering which was effective February 27, 1997.

          "Permanent Disability", with respect to Grantee has the meaning ascribed thereto in the Employment Agreement. If Grantee does not have an effective Employment Agreement, then the term "Permanent Disability" means the inability of the Grantee to perform substantially all Grantee's duties and responsibilities to the Company by reason of a physical or mental disability or infirmity for either (i) a continuous period of six months or (ii) 180 days during any consecutive twelve-month period. The date of such Permanent Disability shall be (y), in the case of clause (i) above, the last day of such six-month period or, if later, the day on which satisfactory medical evidence of such Permanent Disability is obtained by the Company, or (z) in the case of clause (ii) above, such date as is determined in good faith by the Company. In the event that any disagreement or dispute arises between the Company and Grantee as to whether the Grantee has incurred a Permanent Disability, then, in any such event, Grantee shall submit to a physical and/or mental examination by a competent and qualified physician licensed under the laws of the State of Florida who shall be mutually selected by the Company and Grantee, and such physician shall make the determination of whether Grantee suffers from any disability. In the absence of fraud or bad faith, the determination of such physician as to Grantee's condition at such time shall be final and binding upon both the Company and the Grantee.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the date hereof, among the Company, Grantee and the other parties listed on the signature pages thereof.

          "Voluntary Termination" shall mean the voluntary termination by Grantee of Grantee's employment by the Company by voluntary resignation or any other means (other than (i) death or Permanent Disability or (ii) simultaneous with or following termination for Cause or an event which if known to the Company at the time of such voluntary termination by Grantee would constitute Cause).

     5.2 Other Defined Terms. Each of the following terms is defined in the Section of this Agreement set forth opposite such term:


          Term                               Section
          ----                               -------

          Company                            preamble
          Exercise Price                     1.4
          Grantee                            preamble
          Option                             1.1
          Option Closing Date                1.5
          Option Shares                      1.1
          Securities Act                     legend
          Shareholder                        preamble
          Term                               1.3
          Territory                          4.4(a)
          Transferee                         4.1(a)
          Vesting Date                       1.2

     6.    Miscellaneous Provisions.

     6.1 Binding Effect. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, personal or legal representatives and permitted assigns and no other person or entity shall have any rights hereunder, other than the Company, which shall be a beneficiary of Grantee's agreements concerning withholding taxes set forth in Sections 1.6(c), 4.1(a) and 4.2(b).

     6.2 Entire Agreement. This Agreement contains the entire understanding among the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings among them with respect thereto.

     6.3 Amendments; Waivers. This Agreement may not be modified except by a written agreement signed by the parties hereto, and no provision hereof or breach thereof may be waived except in a writing executed by the party waiving such party's rights. The waiver of any term hereof or the breach thereof in any instance shall not be deemed to be a waiver of such term or breach in any other instance or of any other term or breach.

     6.4 Survival. The representations and warranties contained herein or made pursuant hereto shall survive the execution and delivery of this Agreement and the issuance of the Option Shares.

     6.5 Governing Law. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Florida (without regard to its conflict of laws principles).

     6.6 No Implied Employment Contract. Nothing contained in this Agreement shall be construed to be a contract of employment between the Company and Grantee.

     6.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

     6.8 Notices. All communications among the parties shall be in writing and shall be deemed to have been duly given as of the date of hand delivery or three days after mailing via certified or registered mail, return receipt requested, proper postage prepaid, to the addresses specified for each party on attached Schedule A or such other address as a party shall from time to time specify in a notice delivered in accordance with this Section 6.8.

     6.9 Headings. The descriptive headings of the respective Sections and Subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or affect the construction of the provisions which follow them.

     6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     6.11 Trustee Exculpation. The execution of this Agreement by the trustees of the Gellein Trust, Adler Trust and J. Gellein Trust is by such trustees, not individually, but solely in their capacities as trustees, and nothing contained herein shall be deemed to impose any personal liability on such trustees individually.

     6.12 Consent of Spouse; Insertion in Will. Grantee agrees to obtain the consent and approval of Grantee's spouse, by the execution hereof by such spouse, to all of the terms and provisions of this Agreement. Grantee agrees to insert in Grantee's last will and testament or other similar instrument, or execute a codicil thereto, directing and authorizing Grantee's personal representatives to fulfill and comply with the provisions of this Agreement.

     6.13 Several Obligations. The obligations of the Shareholders hereunder are several and not joint.

     6.14 Equitable Relief. Each party hereto specifically acknowledges and agrees that the remedy at law for any breach of its obligations hereunder will be inadequate and that, in addition to any other relief available to the non-breaching parties, the non-breaching parties shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     6.15 Attorneys' Fees and Costs. In the event a dispute arises between the parties hereto and suit is instituted, the prevailing party or parties in such litigation shall be entitled to recover reasonable attorneys' fees and other costs and expenses from the non-prevailing party or parties, whether incurred at the trial level or in any appellate proceeding.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date first above written.

                                             SHAREHOLDERS:
                                             ------------

                                             RAYMOND L. GELLEIN, JR. REVOCABLE
                                             TRUST


                                             By:
                                                ------------------------------
                                                Raymond L. Gellein, Jr.
                                                Trustee


                                             JEFFREY A. ADLER TRUST



                                             By:
                                                ------------------------------
                                                Jeffrey A. Adler
                                                Trustee

                                             JGG HOLDINGS TRUST



                                             By:
                                                ------------------------------
                                                Raymond L. Gellein, Jr.
                                                Trustee


                                             GRANTEE:
                                             -------



                                             ---------------------------------
                                             Alain J.A. Grange

                               CONSENT OF SPOUSE
                               -----------------


     The undersigned, the spouse of Grantee referred to in the attached Shareholders Option Agreement, hereby consents to the execution of the Shareholders Option Agreement and the consummation of the transactions contemplated thereby by Grantee, and hereby waives any and all rights the undersigned may have in and to the property and subject matter of the Shareholders Option Agreement by virtue of such spouse's marital relationship with Grantee.


                                            ________________________________
                                            Angela Grange

                                  SCHEDULE A
                                  ----------

                  Shareholder, Option and Grantee Information
                  -------------------------------------------


                                                           No. of Shares Subject
Name and Address                                           to Grant of Option
----------------                                           ------------------

Raymond L. Gellein, Jr.                                                10,000
  Revocable Trust
c/o Raymond L. Gellein, Jr.,
  Trustee
8801 Vistana Centre Drive
Orlando, Florida  32821

JGG Holdings Trust                                                     10,000
c/o Raymond L. Gellein, Jr.,
  Trustee
8801 Vistana Centre Drive
Orlando, Florida  32821

Jeffrey A. Adler Revocable Trust                                       20,000
c/o Jeffrey A. Adler,
  Trustee
8801 Vistana Centre Drive
Orlando, Florida  32821                                                ______
                                                                       40,000
                                                                       ======

Grantee Name and Address
------------------------

Alain J.A. Grange
9020 Classic Court
Orlando, Florida 32819